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                                                                    EXHIBIT 8(A)

                                          September 28, 1994

North Fork Bancorporation, Inc.
9025 Route 25
Mattituck, New York 11952

Ladies and Gentlemen:

     We have acted as your counsel in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed mergers of (i) Metro Bancshares Inc. with and into North Fork Bancorporation, Inc. and (ii) Bayside Federal Savings Bank with and into North Fork Bank. This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Joint Proxy Statement/Prospectus included therein (the "Joint Proxy Statement/Prospectus") and such other documents as we have deemed necessary or appropriate.

     We hereby confirm that the discussions in the Joint Proxy Statement/Prospectus under the captions "SUMMARY -- Certain Federal Income Tax Consequences of the Merger" and "THE MERGER -- Certain Federal Income Tax Consequences of the Merger" are fair and accurate summaries of the matters addressed therein, based upon current law and the assumptions stated or referred to therein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

     We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement and to the use of our name under the caption "THE
MERGER -- Certain Federal Income Tax Consequences of the Merger" in the Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,

                                          Skadden, Arps, Slate,
                                          Meagher & Flom